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Exhibit 99 (a)

        CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Garry O. Ridge, Chief Executive Officer of WD-40 Company (the "Company"), have reviewed the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2002 (the "Report"). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:

        (1)  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2002

/s/ GARRY O. RIDGE Garry O. Ridge Chief Executive Officer

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  Exhibit 99 (a)